EXHIBIT 99

Contact:	Judith Wawroski
Treasurer and Principal Financial Officer
International Bancshares Corporation
(956) 722-7611 (Laredo)

FOR IMMEDIATE RELEASE

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND

LAREDO, TX, August 1, 2024 - International Bancshares Corporation (NASDAQ: IBOC) announced today that on July 31, 2024, IBC’s Board of Directors approved the declaration of a .66 cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on August 14, 2024, payable on August 28, 2024. “This discretionary cash dividend was made possible because of our Company’s continued record of superior financial results. Adding to this strong performance is our exceptionally strong capital position, significant liquidity, and more than fifty-seven years of positive earnings. We remain committed to continue to manage our Company responsibly to position us for continued success and to enhance the value of our Company for our shareholders,” said Dennis E. Nixon, president, and CEO of IBC.

IBC is a multi-bank financial holding company headquartered in Laredo, Texas, with approximately $15.5 billion in total assets and 166 facilities and 256 ATMs serving 75 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.